UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

AMSTEM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51931	88-0374180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Sansome Street, San Francisco, CA 94104

(Address of principal executive offices – zip code)

(415) 956-2910

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 26, 2011, Dwight C. Brunoehler was terminated as President of AmStem Corporation, a Nevada corporation (the “Company”) by the Board of Directors of the Company.

Also, on April 26, 2011, the Board of Directors of the Company appointed Brian Lee, a director and Vice President of the Company, as its Chief Missions Officer to head up a special mission team with full authority and rights to take all appropriate steps to oversee the management and mission of the Company subject to board approval.

Mr. Brian Lee, age 59, has over 27 years professional experience in sales & marketing and international trade affairs. Mr. Lee has served as the Company’s Vice President and a member of its board of directors since August 2010. From May 2006 to April 2010, Mr. Lee served as chairman and chief executive officer of PrimeBell Inc. Prior to that, from 2003 to 2005, Mr. Lee served as director of international business of HanSung ILS Co., Ltd., where he was responsible for international sales and market development. Prior to that, from 1993 to 2000, Mr. Lee served as commercial specialist of the Foreign Commercial Service (USFCS) of the US Department of Commerce (USDOC), at the American Embassy, Seoul, Korea, where he was responsible for covering major industry sectors like aerospace and defense, safe and security, and transportation sector, including activities as the medical and healthcare committee member of the American Chamber of Commerce in Korea. Prior to that, from 1984 to 1993, Mr. Lee served as marketing manager of the 3M Company in Korea, where he was responsible for the establishment of 3M distributors’ network and professional marketing activities in Korea. Mr. Lee earned an MBA degree from the Korea University in Seoul.

There are no family relationships between Mr. Lee and any officer or director of the Company. The Company is not aware of any arrangement or understanding between Mr. Lee and any other person, pursuant to which Mr. Lee was selected as an officer. Neither Mr. Lee nor any of his immediate family members has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Press Release issued by AmStem Corporation dated April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSTEM CORPORATION

By:	/s/ Hoon Han
Hoon Han
Chairman of the Board

Date: April 29, 2011

EXHIBIT INDEX

99.1	Press Release issued by AmStem Corporation dated April 26, 2011.